Exhibit 8.1

LIST OF OUR SUBSIDIARIES

Name of Subsidiary	Location	Principal activity	Start of Commercial Operations	Ownership Percentage
				2008	2007	2006	2005
Indosat International Finance Company B.V	The Netherlands	Finance	2005	100.00	100.00	100.00	100.00
Indosat Finance Company B.V	The Netherlands	Finance	2003	100.00	100.00	100.00	100.00
Satelindo International Finance B.V.(1)	The Netherlands	Finance	1996	0.00	100.0	100.0	100.0
Indosat Singapore Pte Ltd	Singapore	Telecommunications	2005	100.00	100.00	100.00	100.00
PT Satelindo Multi Media(2)	Indonesia	Multimedia	1999	99.60	99.60	99.60	99.60
PT Aplikanusa Lintasarta	Indonesia	Data Communication	1989	72.36	72.36	72.36	72.36
PT Artajasa Pembayaran Elektronis(3)	Indonesia	Telecommunications	2000	39.80	39.80	39.80	39.80
PT Lintas Media Danawa(4)	Indonesia	Telecommunications	2008	35.00	—	—	—
PT Indosat Mega Media	Indonesia	Multimedia	2001	99.85	99.85	99.85	99.85
PT Starone Mitra Telekomunikasi(5)	Indonesia	Telecommunications	2007	72.54	55.36	—	—
PT Multi Media Asia Indonesia	Indonesia	Multimedia	1997	26.67	26.67	26.67	26.67
Asean Telecom Holding Sdn Bhd	Malaysia	Holding	1995	14.24	14.24	14.24	16.67
Acasia Communications Sdn Bhd	Malaysia	Telecommunications	1995	12.80	12.80	12.80	14.68
ASEAN Cableship Pte. Ltd	Singapore	Telecommunications	1995	16.67	16.67	16.67	16.67
PT First Media Tbk(6)	Indonesia	Multimedia	1994	2.29	2.29	5.00	5.00
PT Padang Golf Bukit Sentul	Indonesia	Golf	1994	18.89	18.89	18.89	18.89
ICO Global Communication Ltd	United States	Telecommunications	1995	0.00867	0.00867	0.00867	0.00867
PT Swadharma Marga Inforindo(7)	Indonesia	Telecommunications	1997	20.00	20.00	20.00	20.00
Camintel SA(8)	Cambodia	Telecommunications	1995	0.00	0.00	0.00	49.00

(1)	Satelindo International Finance B.V. was liquidated in January 2007.
(2)	PT Satelindo Multi Media has been in the process of liquidation since May 5, 2006. As of March 31, 2009 such liquidation has not been finalized.
(3)	PT Aplikanusa Lintasarta holds a 55.0% equity interest in PT Artajasa Pembayaran Elektronis.
(4)	On July 28, 2008, PT Aplikanusa Lintasarta acquired a 35.00% equity interest in PT Lintas Media Danawa.
(5)	On December 3, 2008, we made payment for an additional equity interest in SMT amounting to Rp33.68 billion. This increased our ownership in SMT to 72.54%.
(6)	PT Broadband Multimedia Tbk’s registration of shares pursuant to a rights issue on February 5, 2007 caused our ownership percentage in PT First Media Tbk to decline to 2.29%.
(7)	PT Aplikanusa Lintasarta holds a 20.0% equity interest in PT Swadharma Marga Inforindo.
(8)	We sold our shares in Camintel SA in 2006.